As filed with the Securities and Exchange Commission on October 12, 2000.

                                                    Registration
                                                    Number 333-76071

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      under

                           THE SECURITIES ACT OF 1933

                                  GO2NET, INC.
                                  ------------
               (Exact name of issuer as specified in its charter)

         Delaware                               91-1710182
(State of Incorporation)            (IRS Employer Identification Number)

         Pier 70, 2801 Alaskan Way, Suite 200, Seattle, Washington 98121
         ---------------------------------------------------------------
                    (Address of Principal Executive Offices)

                                 (206) 357-4000
                           --------------------------
              (Registrant's telephone number, including area code)

                       GO2NET, INC. 2000 STOCK OPTION PLAN
                       -----------------------------------
                            (Full title of the Plan)

                               Russell C. Horowitz
                      Chairman and Chief Executive Officer

                                  Go2Net, Inc.
                      Pier 70, 2801 Alaskan Way, Suite 200
                            Seattle, Washington 98121
                                 (206) 357-4000
               --------------------------------------------------
            (Name, address and telephone number of agent for service)

                                    copy to:

                         Francis J. Feeney, Jr., Esquire
                           Hutchins, Wheeler & Dittmar
                           A Professional Corporation

                               101 Federal Street
                           Boston, Massachusetts 02110
                                 (617) 951-6600
               --------------------------------------------------
            (Name, address and telephone number of agent for service)

     Registration Statement No. 333- 35712 (the "Registration Statement") covered an aggregate of 6,000,000 shares of Common Stock, par value $.01 per share ("Go2Net Common Stock"), of Go2Net, Inc., a Delaware corporation ("Go2Net"), consisting of shares issuable by Go2Net pursuant to the Go2Net, Inc. 2000 Stock Option Plan on a delayed or continuous basis.

      On October 12, 2000, pursuant to the terms of an Agreement and Plan of Reorganization, dated as of July 26, 2000 (the "Merger Agreement"), by and among Go2Net, InfoSpace, Inc., a Delaware corporation ("InfoSpace"), and Giants Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of InfoSpace ("Merger Sub"), Go2Net became a wholly-owned subsidiary of InfoSpace and each share of Go2Net Common Stock was converted into 1.82 shares of the Common Stock, par value $0.0001 per share, of InfoSpace. In connection with this transaction, Go2Net has filed a Certification and Notice of Termination of Registration under 12(g) of the Securities Exchange Act of 1934 to terminate the registration of Go2Net Common Stock.

       Pursuant to Rule 478 promulgated under the Securities Act of 1933, as amended (the "Act") and the undertaking contained in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K under the Act, Go2Net hereby removes from registration the shares of Go2Net Common Stock that remain unsold as of the date hereof.

                                   SIGNATURES

                Pursuant to the requirements of the Securities Act of 1933, as amended, Go2Net has duly caused this post-effective amendment no. 1 to the registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on this 12th day of October, 2000.

                           GO2NET, INC.

                           By: /s/ Russell C. Horowitz

                               Russell C. Horowitz
                               Chairman and Chief Executive Officer